Morgan
                                                       & Company
                                                         Chartered Accountants

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement of Barola Oil & Gas Co. Inc. (an exploration stage company) on Form SB-2 of our Auditors' Report, dated
December 5, 2003, on the balance sheet of Barola Oil & Gas Co. Inc. (an exploration stage company) as at September 30, 2003 and 2002 and the related statements of loss and deficit, cash flows, and stockholders' deficiency for the period from inception on May 29, 2001 to September 30, 2003.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.




Vancouver,  Canada                                     "Morgan  &  Company"

May  4,  2004                                        Chartered  Accountants


Tel: (604) 687-5841          Member of            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075            ACPA        Suite 1488  700 West Georgia Street
www.morgan-cas.com         International               Vancouver, B.C. V7Y  1A1